D-Wave Brings Quantum Optimization to 2024 INFORMS Annual Meeting
Customer success stories to demonstrate how quantum optimization can surpass classical solvers to address real-world complexities for better answers and accelerated time-to-solution

PALO ALTO, Calif. – October 9, 2024 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced its upcoming participation in the 2024 INFORMS Annual Meeting, Oct. 20-23, in Seattle, Washington. Aligned with the event’s theme, "Smarter Decisions for a Better World," D-Wave will be a featured speaker in the event’s Technology Showcase, host an exhibitor workshop on the fundamentals of quantum computing, meet with job seekers onsite about roles in quantum optimization, and conduct live booth demonstrations to highlight how quantum technology can help organizations overcome the limitations of classical computing solutions when faced with complex optimization problems.

D-Wave’s participation at the INFORMS annual meeting includes:

•Murray Thom, D-Wave’s vice president of quantum technology evangelism, will share how D-Wave's quantum technologies can successfully tackle complex optimization problems such as scheduling large workforces, managing production lines, and routing fleets of vehicles. His presentation will occur during the Technology Showcase on Monday, Oct. 21, from 1:25 to 2:00 p.m. in Room 345 of the Summit building.

•Catherine Potts, D-Wave staff technical advisor, will lead an exhibitor workshop covering the fundamentals of quantum computing and how businesses can quickly get started. She will demonstrate real-world applications through use case examples and live applications. Her workshop occurs on Saturday, Oct. 19, from 10 a.m. to 12:30 p.m. in Room 448 of the Summit building.

•Company recruiters will be available during the event’s career fair to highlight what it’s like to work in the field of quantum optimization and D-Wave specifically, as well as meet with potential candidates for open roles, including key positions within its Customer Team and Research & Development organization.

•D-Wave's experts will be available at Booth 206 to engage with attendees about how quantum-powered solutions can drive efficiencies within their organizations. Participants will have the opportunity to explore D-Wave’s Leap™ real-time quantum cloud service — which includes a portfolio of hybrid solvers able to solve problems involving millions of variables and constraints.

•Lastly, D-Wave is offering attendees a consultation to determine whether quantum optimization could improve answer quality and accelerate time-to-solution, allowing them to decide if a complimentary proof-of-technology project is worth considering. One organization will be selected for this complimentary proof-of-technology project.

“Companies today are constantly seeking efficiency gains, but classical solvers increasingly have difficulty keeping up with the ever-growing complexities of today’s modern business challenges," said Murray Thom, D-Wave’s vice president of quantum technology evangelism. "Quantum optimization excels by exploring countless possibilities simultaneously to better address customer problems across logistics, manufacturing and supply chain with speed, precision, and adaptability."

Learn more about the 2024 INFORMS Annual Meeting at: https://meetings.informs.org/wordpress/seattle2024/

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory. With its Quantum Center of Excellence located near Vancouver, Canada, D-Wave's global operations are based in Palo Alto, CA.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contacts:
D-Wave
Alex Daigle
media@dwavesys.com